UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8,2024.

PANAMERA HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-55569	46-5707326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 West Loop South, Suite 1820 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 878-7200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 8, 2024, Panamera Holdings Corporation (“PHCI: or the ”Company”) entered into a binding Purchase Agreement for Membership Interests (the “Purchase Agreement”) with AusTex Aggregates LLC (“AA”) and the owner of 100% of the issued and outstanding Membership Interests of AA, Chet Fazand, the Member. By the terms of the agreement, the parties closed the Purchase Agreement on October 1, 2024 with the exchange of 2,750,000 Shares of restricted common stock from the treasury of PHCI to the Member, Mr. Fazand and the delivery of 100% of the Membership Interests by Mr. Fazand to PHCI.

AusTex Aggregates has been a key provider of aggregate to Fortune 100 companies, Texas Department of Transportation, and various government agencies. AA is an established and growing aggregates company located in the Austin, Texas area that specialize in producing geo-tech lab qualified flex-base and road base, pipe bedding gravels, drainage and ballast gravel, select fill, foundation fill screenings & crusher fines, rip-rap, embankment fill, topsoil, landscape boulders, made-to-order materials, purchase order fulfilled stockpiles and volume discount pricing.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby files or furnishes, as applicable, the following exhibits:

10.1	Purchase Agreement dated August 8, 2024
99.1*	Press Release dated as of August 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAMERA HOLDINGS CORPORATION

/s/ T. Benjamin Jennings
T. Benjamin Jennings
President, Chief Executive Officer and Director

Date: October 8, 2024

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